EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 21, 2013, relating to the financial statements of JAVELIN Mortgage Investment Corp., appearing in the Annual Report on Form 10-K of JAVELIN Mortgage Investment Corp. for the period ended December 31, 2012, and to the reference to us under the heading “Experts“ in such Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Certified Public Accountants

Miami, Florida

October 30, 2013